Exhibit 99.1

NEWS RELEASE

For further information:

Dan Conway Public Relations 858-663-4689 dan.conway@teradata.com	Gregg Swearingen Investor Relations 937-242-4600 gregg.swearingen@teradata.com

For Release on March 3, 2011

Teradata to Acquire Aster Data

Data warehouse leader expands into emerging big data market

SAN DIEGO, California - Teradata Corporation (NYSE:TDC) signed a definitive agreement to acquire Aster Data Systems, Inc., a market leader and pioneer in advanced analytics and the management of a variety of diverse data that is not structured. The combination of Teradata and Aster Data technologies will enable businesses to unlock the new intelligence hidden within the ever-growing volume of big data.

“We are excited about the big data analytics market opportunity that Aster Data brings to Teradata. This, coupled with our recent Integrated Marketing Management acquisition with Aprimo, and our increased investments into our core data warehouse business - provide three best-in-class platforms to fuel future growth for Teradata,” said Mike Koehler, president and chief executive officer of Teradata Corporation.

“Teradata is recognized as an innovator and leader in data warehousing, and the addition of Aster Data will enable us to leap frog into a leadership position in the emerging big data market. This is a great opportunity and something our customers have been asking for,” said Scott Gnau, chief development officer, Teradata Corporation. “I am very pleased to welcome Aster Data’s talented employees to Teradata, when the transaction is completed, and to leverage Aster Data’s sophisticated analytics and innovative processing of big data.”

In this emerging market, big data is generally defined as being massive in volume with a mix of structured and unstructured data involving complex interrelationships that do not lend themselves to analysis with today’s traditional techniques. For these reasons, capturing, storing, managing and analyzing it is extremely difficult. Some of the new sources of diverse, non-relational data include: web applications, sensor networks, social networks, genomics, video and photographs.

According to a recent Gartner news release, “2011 will be the year when data warehousing reaches what could well be its most-significant inflection point since its inception. Gartner firmly believes that the data warehouse ‘ideal’ is changing and will give way to new kind of warehouse that addresses more extreme types of information assets. As a result, data warehouse database management system (DBMS) vendors must begin to address numerous, new information asset formats, or be relegated to supporting roles in the future.i” “In fact, we believe through 2015, organizations integrating high-value, diverse, new information types and sources into a coherent information management infrastructure will outperform their industry peers financially by more than 20 percent.ii”

Teradata is the long-recognized data warehouse leader, and Aster Data excels at deriving value from new types of data with new analytics capabilities such as graph analysis. In addition, this diverse and unstructured data can be integrated with structured data in data warehouses for deeper business insight. This will dramatically expand the ability of companies to leverage the massive volumes of all of their data to drive profitable growth.

“We are excited to be a part of Teradata. Working together, we can accelerate the ability of customers to harness the large volumes of diverse data that corporations must deal with and analyze,” said Tasso Argyros, chief technology officer and co-founder, Aster Data.

“We are bringing a new class of data-driven applications that leverage the power of the patent-pending SQL-MapReduce analytics and innovations related to non-relational data processing delivered with flexible and easy to use tools,” said Mayank Bawa, chief customer officer and co-founder, Aster Data. “We are really excited about the prospect for growth as we join forces with Teradata to bring Aster Data’s solutions to customers worldwide.”

Teradata is acquiring Aster Data’s business, including its intellectual property and technology product line, through a merger transaction. Teradata plans to support Aster Data’s customers and integrate its employees immediately upon completion of the acquisition, which is expected to occur in the second quarter of 2011. Teradata acquired an 11 percent ownership interest in Aster Data in September 2010, and has agreed to pay an additional $263 million for the remaining ownership interest, net of debt and other expenses. In addition, through this acquisition, Teradata will obtain approximately $21 million of cash which Aster Data is expected to have on its balance sheet at closing.

Conference Call Scheduled for 8:30 a.m. ET Today

A conference call is scheduled today at 8:30 a.m. (ET) to discuss Teradata’s intention to acquire Aster Data. Access to the conference call, as well as a replay of the call, will be available on Teradata’s web site at www.teradata.com/investor.

About Aster Data

Aster Data is a market leader in data management and complex analytics for diverse and big data, enabling the powerful combination of cost-effective storage and ultra-fast analysis of relational and non-relational data. Aster Data nCluster is an analytic platform that incorporates a massively parallel processing (MPP) hybrid row and column database with an integrated analytics engine, allowing application logic to execute with data to deliver breakthrough performance and scalability. Aster Data solution utilizes Aster Data patent-pending SQL-MapReduce to parallelize processing of data and applications and deliver rich analytic insights at scale. Companies including Barnes & Noble, Intuit, LinkedIn, InsightExpress, Akamai, Full Tilt Poker, and MySpace use Aster Data to deliver applications such as deep clickstream analysis, social network analysis, recommendation and personalization analytics, real-time fraud detection, and churn analysis. www.asterdata.com

About Teradata

Teradata is the world’s leader in data warehousing and integrated marketing management through its database software, data warehouse appliances, and enterprise analytics. For more information, visit teradata.com.

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Teradata is a trademark or registered trademark of Teradata Corporation in the United States and other countries.

Note to Investors

This press release contains forward-looking statements. A number of important factors could cause actual results or events to differ materially from those indicated by such forward-looking statements, including the parties’ ability to consummate the merger transaction; the execution of integration plans; the conditions to the completion of the transaction; the inability to obtain regulatory approvals required for the merger or the possibility that such approvals may not be obtained on the terms expected or on the anticipated schedule; the parties’ ability to meet expectations regarding the timing and completion of the transaction; the possibility that the parties may be unable to achieve expected synergies and operating efficiencies within the expected time-frames or at all and to successfully integrate Aster Data’s operations into those of Teradata; that such integration may be more difficult, time-consuming or costly than expected; operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) may be greater than expected following the transaction; market acceptance of Aster Data technology may be slower than expected; recurring revenue may decline, fail to be renewed or fail to grow at expected levels; and the retention of certain key employees of Aster Data may be difficult. Risks, uncertainties and assumptions include: the possibility that expected benefits of the merger (including, without limitation, technology lead and differentiation, market adoption, and revenue growth) may not materialize as expected; that Aster Data’s technology portfolio may not be as robust or as easy to integrate into Teradata’s existing portfolio as believed; that the merger or the financing for the transaction may not be timely completed; that the parties may be unable to successfully implement integration strategies; and other risks that are described in Teradata’s filings with the Securities and Exchange Commission.

[i]	Gartner Press Release “Gartner Says Data Warehousing Reaching Its Most Significant Inflection Point Since Its Inception,” February 2011.
ii	Gartner Presentation “The Grand Challenges of Information: Innovating to Make Your Infrastructure and Users Smarter,” by Bill Hostmann and Mark Beyer, October 2010.